Ross, Pope & Company
Chartered Accountants
4 Al Wende Avenue	E-Mail: kl@rosspope.com
P.O. Box 785	Telephone: (705) 567-5205
Kirkland Lake, Ontario P2N 3K4	Fax: (705) 567-6504

CONSENT OF ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form 20-F of our report dated November 28, 2003, relating to the financial statements of Kirkland Lake Gold Inc. for the quarters ended October 31, 2003 and 2002. We also consent to the reference to us under the heading “Statements of Experts” in this Registration Statement.

Kirkland Lake, Ontario	ROSS, POPE & COMPANY
March 1, 2004	CHARTERED ACCOUNTANTS